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                                                                EXHIBIT (10)(20)

                           OFFSHORE LOGISTICS, INC.

                      ANNUAL INCENTIVE COMPENSATION PLAN

1. PURPOSE

     The purpose of the Offshore Logistics, Inc. (the "Company") Annual Incentive Compensation Plan is to foster the interests of the Company by attracting and retaining employees who contribute to the success of the Company through their ability and effort, to motivate employees to pursue common, overall corporate results and to enable these employees to participate in the success and growth of the Company by awarding them cash bonuses if the Company satisfies annually established performance goals. The Plan reflects the focus of the Company on group effort, but allows the Company to recognize significant individual achievement as well.

2. DEFINITIONS

     For purposes of this Plan, the following terms are defined as set forth below:

     2.1  "Aggregate Incentive Award" has the meaning set forth in Section 5.4.

     2.2  "Aggregate Maximum Award" has the meaning set forth in Section 5.2.

     2.3 "Base Salary" means the base salary earnings of a participant for the Fiscal Year or that portion of the Fiscal Year for which the participant is eligible, expressed as an annual amount in dollars, excluding any bonuses or other compensation in addition to salary, as in effect during the Fiscal Year.

     2.4 "Board of Directors" means the Board of Directors of Offshore Logistics, Inc.

     2.5 "Committee" means the Compensation Committee of the Board of Directors or such other committee or subcommittee as may be appointed by the Board of Directors; until any other committee or subcommittee may be appointed by the Board of Directors, the Committee shall be the Compensation Committee.

     2.6 "Company" means the amalgam of all divisions, subsidiaries and affiliates, domestic and foreign, consolidated with Offshore Logistics, Inc. for financial accounting and reporting purposes.

     2.7 "Disability" has the same meaning as such term or a similar term has in any long-term disability policy maintained by the Company for the participant and in effect


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          on the date of the participant's disability, unless the Committee in its discretion determines that another definition shall apply.

     2.8 "Earnings Per Share Growth" ("EPS Growth") means for any Fiscal Year the Net Income per share for the Fiscal Year less the Net Income per share for the prior Fiscal Year divided by the Net Income per share for the prior Fiscal Year, expressed as a percentage and rounded to the nearest tenth of one percent.

     2.9 "Fiscal Year" means a financial accounting year of Offshore Logistics, Inc. ending June 30.

     2.10 "Incentive Award" means a cash award made pursuant to this Plan.

     2.11 "Gross Revenues" means for any Fiscal Year the total gross revenues of the Company for such Fiscal Year as reported to stockholders in the Company's Annual Report to Stockholders for such Fiscal Year.

     2.12 "Maximum Award" has the meaning set forth in Section 5.1.

     2.13 "Net Income" means for any Fiscal Year the total net income of the Company for such Fiscal Year (including all charges for any Incentive Awards accrued under the Plan), as reported to stockholders in the Company's Annual Report to Stockholders for such Fiscal Year.

     2.14 "Performance Measures" mean the performance objectives established from time to time by the Committee in its discretion for the Company for a Fiscal Year for the purpose of determining the amount of the Aggregate Incentive Award and the amounts of the Incentive Awards. The initial Performance Measures shall be Return on Revenues, Return on Equity, Earnings Per Share Growth and Revenue Growth, each weighted equally at twenty-five percent.

     2.15 "Plan" means the Offshore Logistics, Inc. Annual Incentive Compensation Plan, as described in this document.

     2.16 "Retirement" means resignation or termination from employment from the Company after attainment of an age required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company in which the participant participates, or if none then resignation or termination on or after age 60.

     2.17 "Return on Equity" means for any Fiscal Year the result of dividing the Net Income for such Fiscal Year by the Stockholders' Equity for such Fiscal year expressed as a percentage and rounded to the nearest one-tenth of one percent.

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     2.18 "Return on Revenues" means for any Fiscal Year the result of dividing the Net Income for the Fiscal Year by the Gross Revenues for such Fiscal Year, expressed as a percentage and rounded to the nearest one-tenth of one percent.

     2.19 "Revenue Growth" means for any Fiscal Year the Gross Revenues for the Fiscal Year less the Gross Revenues for the prior Fiscal Year divided by the Gross Revenues for the prior Fiscal Year, expressed as a percentage and rounded to the nearest one-tenth of one percent.

     2.20 "Stockholders' Equity" means for any Fiscal Year the excess of the total assets of the Company as of the end of the immediately preceding Fiscal Year over the total liabilities of the Company at such immediately preceding Fiscal year end (including all liabilities for any Incentive Awards accrued under the Plan), as computed in conformity with generally accepted accounting principles and reported to stockholders in the Company's financial statements for such immediately preceding Fiscal Year end.

3. ADMINISTRATION

     Subject to the provisions of the Plan, the Committee shall have full power and authority to make Incentive Awards under the Plan, to review and approve the designation of Plan participants and to adopt, alter and repeal such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan and to take all action in connection with the Plan as it deems necessary or advisable. The Committee in its discretion may add or delete individuals from among the list of designated participants at any time and from time to time, subject to the provisions of the Plan. The Committee may act only by a majority of its members then in office, except that the members may authorize any one or more of their number of any officer of the Company to designate Plan participants (subject to approval by the Committee), to execute and deliver documents on behalf of the Committee, to determine the maximum percentage of Base Salary to be used in fixing a participant's Maximum Award and to compute the amounts of Incentive Awards.

4. PARTICIPATION

     4.1 Eligibility. The chief executive officer of Offshore Logistics, Inc., all senior officers, other officers and managers, base managers, supervisors or other key employees of the Company as defined by the Committee for Plan purposes shall be eligible to participate in the Plan.

     4.2 Designation for Participation. No person shall be entitled to any Incentive Award under the Plan for any Fiscal Year unless he or she is designated as a participant for that Fiscal Year. The chief executive officer of Offshore Logistics, Inc., and such other persons as the chief executive officer may designate, shall recommend to the Committee eligible employees

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(who may include the recommending persons) for selection by the Committee as participants and shall recommend percentage of the employee's Base Salary to be used in determining his or her Maximum Award. On an annual basis, the Committee shall review and approve or disapprove Plan participants recommended by the chief executive officer or his designee from among the eligible employees, except that employees who are hired or who enter the eligible group during a Fiscal Year may be designated as participants for the portion of the Fiscal Year during which they are eligible. In this event, their Incentive Award will be calculated pro rata based on the portion of the Fiscal Year for which the person was designated as a participant.

     4.3 Consequences of Termination of Employment. Participants who either during the Fiscal Year or after the Fiscal Year ends but before delivery of the Incentive Award payment for the preceding Fiscal Year: (i) leave the Company for military service; (ii) who, with the consent of the Company, leave due to Retirement; (iii) who die; or (iv) who are forced to leave the Company due to Disability or job elimination, are eligible for participation in this Plan for the Fiscal Year during which they leave because one or more of these events occurs. A participant in one of these situations shall receive a prorated portion of the Incentive Award for the portion of the Fiscal Year that the participant was employed by the Company, determined and payable at the same time Incentive Awards are paid to active participants. If a participant voluntarily terminates employment with the Company for any other reason or is fired by Company during the Fiscal Year no Incentive Award is payable under the Plan. If a participant's employment terminates between the end of a Fiscal Year and the Incentive Award payment date for that Fiscal Year for any reason other than to accept employment with a competitor of the Company or otherwise to compete with the Company, the full Incentive Award earned for the preceding Fiscal Year will be paid. If a participant's employment is terminated during this latter period because the participant accepted employment with a competitor of the Company or because he or she left and otherwise competed with the Company, no Incentive Award will be paid unless otherwise required by law.

     4.4 Notice of Participation. As soon as is reasonably practicable, each person who is designated a participant in the Plan for a Fiscal Year will be notified.

5. DETERMINATION OF INCENTIVE AWARDS

     5.1 Maximum Awards for Individual Participants. A participant's Maximum Award for a Fiscal Year shall consist of a contingent right to receive a cash amount equal to the product of (A) the maximum award percentage for the participant for the Fiscal Year, as determined by the Committee or its designee on or about the beginning of the Fiscal Year, multiplied by (B) the participant's Base Salary for such Fiscal Year. The maximum award percentage shall be a percentage of the participant's Base Salary. It is contemplated that individual maximum award percentages will vary by Company position and responsibility and will initially range from 5% to 75% of Base Salary. The maximum award percentages will be set forth in an exhibit to the Plan and in any amendments thereto made by the Committee from time to time.

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     5.2 Aggregate Maximum Award. The Aggregate Maximum Award equals the sum of the Maximum Awards for all participants in the Plan for the Fiscal Year.

     5.3 Determination of Performance Measures and Standards. The Committee shall have the authority to establish and revise the Company Performance Measures to be used in computing the Incentive Awards and the Aggregate Incentive Award. The Performance Measures to be used initially are Return on Revenues, Revenue Growth, Earnings Per Share Growth and Return on Equity. For each Performance Measure, the Committee shall establish Company performance standard levels, including minimum and maximum standards for attainment. Unless modified by the Committee, each Performance Measure is weighted equally. The Company's actual performance for a Fiscal Year on each Performance Measure shall be used to determine the amount of the Aggregate Incentive Award for that Fiscal Year. The initial performance standard levels and funding formula for the Aggregate Incentive Award will be set forth in an exhibit to the Plan. As the Committee modifies the Performance Measures and/or the performance standard levels, a new exhibit shall be substituted to reflect such changes. To be effective for a Fiscal Year, changes to the Performance Measures or the performance standard levels must be approved by the Committee within ninety days after the beginning of the Fiscal Year. If no changes are timely approved for a given Fiscal Year, the then-existing Performance Measures and performance standard levels shall be used for the next Fiscal Year.

     5.4 Aggregate Incentive Award. The Aggregate Incentive Award for a Fiscal Year equals the product of (A) the sum of the incentive fund percent corresponding to the Company's actual performance relative to the established performance standard levels on each of the Performance Measures for the Fiscal Year, multiplied by (B) the Aggregate Maximum Award for the Fiscal Year. For example, using the initial Performance Measures of Return on Revenues, Return on Equity, Earnings Per Share Growth and Revenue Growth, if under the funding formula attached to the Plan as an exhibit, the Company has an Aggregate Maximum Award of $677,000, Return on Revenues of 15%, Return on Equity of 12.1%, Earnings Per Share Growth of 10.2% and Revenue Growth of 10.4%, the sum of the corresponding incentive fund percentages would be 60% (15% + 15% + 15% + 15%) and the Aggregate Incentive Award would equal $406,200 ($677,000 x .60).

     5.5 Notice of Company Performance. To the extent reasonably practicable, participants will receive quarterly updates indicating the performance of the Company for the Fiscal Year on each of the Performance Measures.

6. ALLOCATION AND PAYMENT OF AWARDS

     6.1 The Aggregate Incentive Award for a Fiscal Year shall be allocated in a bifurcated manner as follows. Seventy-five percent of the Aggregate Incentive Award shall be allocated by the Committee among the participants for the Fiscal Year in proportion to the ratio of each such participant's Maximum Award for the Fiscal Year to the Aggregate Maximum Award of all of the participants for the Fiscal Year. For example, if for the Fiscal Year a participant had a Base Salary of $50,000 and a maximum award percentage of 10%, his Maximum Award

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would be $5,000. If the Aggregate Maximum Award for all participants during that
Fiscal Year were $677,000 and the Aggregate Incentive Award were $406,200, then the participant would receive a pro rata allocation of $3,046.50
($5,000/$677,000 = .01) (75% of $406,000 = $304,650) ($304,650 x .01 =
$3,046.50).

     6.2 In order to take into account the individual performance of the participants and their respective contributions to the Company's performance for the Fiscal Year, the remaining twenty-five percent of the Aggregate Incentive Award shall be allocated as follows. First, the Committee in its discretion shall allocate to the Chief Executive Officer of the Company such proportion of this discretionary twenty-five percent as it determines. Then the Chief Executive Officer shall recommend to the Committee a discretionary allocation for each of the other participants from the remaining funds available in the Aggregate Incentive Award. The Committee shall approve or modify the recommendations of the Chief Executive Officer as it, in its discretion, shall deem appropriate.

     6.3 Awards will normally be paid to eligible participants in a single sum within ninety days following the close of the Fiscal Year, with such reduction as the Company may deem appropriate for federal, state and other withholding taxes.

7. LIMITATIONS

     7.1 The Committee is the final authority for administering and interpreting this Plan and each determination by the Committee shall be binding and conclusive for all purposes.

     7.2 No employee, nor any employee's personal representative, shall presume any claim or right to be granted an Incentive Award under this Plan.

     7.3 Participation in this Plan shall in no way be construed as giving to an employee the right to be retained in the employ of the Company.

     7.4 All Incentive Awards under this Plan shall be paid from the general assets of the Company, and no participant shall have the right to require the Company to segregate or secure any assets or property to provide for Incentive Awards.

8. TERM OF THE PLAN

     The Plan shall continue from year to year at the discretion of the Board of Directors. In keeping with its purposes, the Committee will review the Plan annually and will report to the Board any recommendations for changes and improvements to assure the fulfillment of the objectives of the Plan.

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9. AMENDMENTS

     At any time and from time to time, the Board of Directors may amend, suspend or discontinue this Plan. The Committee may designate, approve and disapprove participants under the Plan and establish and amend the Performance Measures and Company performance standard levels, all as provided in the Plan.

10. INTERPRETATION AND GOVERNING LAW

     The Plan and all Incentive Awards hereunder shall be subject to and shall be administered and interpreted in order to comply with all applicable rules and regulations of governmental or other authorities.

11. HEADINGS

     The headings of sections and subsections in this Plan are solely for convenience and reference and shall not affect the meaning of any of the provisions of the Plan.

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